Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 5 to Form F-1 of our report dated May 15, 2024, relating to the consolidated financial statements of Cuprina Holdings (Cayman) Limited as of December 31, 2023, 2022 and 2021 and the years then ended, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Kreit & Chiu CPA LLP

New York, New York

September 3, 2024